UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

SPERO THERAPEUTICS, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-38266	46-4590683
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Massachusetts Avenue, 14th Floor Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 242-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SPRO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On January 15, 2021, Spero Therapeutics, Inc. (the “Company”) entered into an amended and restated license agreement (the “Amended Agreement”) with Everest Medicines II Limited (“Everest”) and the Company’s wholly owned subsidiary, Spero Potentiator, Inc. (“Potentiator”), which amended and restated in its entirety the License Agreement, dated January 1, 2019, by and among Everest, Potentiator and the Company’s wholly owned subsidiary, New Pharma License Holdings Limited (the “Original Agreement”).

Pursuant to the Original Agreement, the Company (i) granted Everest an exclusive license under certain patents and know-how to develop, manufacture and commercialize the Company’s product candidate SPR206 (the “Compound”) or products that contain the Compound in Greater China, South Korea and certain Southeast Asian countries (the “Territory”) and (ii) granted Everest an option to negotiate for an exclusive license to use certain intellectual property rights of Potentiator to develop and commercialize the Company’s product candidate SPR741 in the Territory (the “SPR741 Option”). The Original Agreement included certain milestone dates and payments to the Company based on the parties’ development plans for SPR206 at the time. The Amended Agreement modifies the dates and values of certain milestone events related to development and commercialization of the Compound. Everest will be now be making more significant investments in the development of SPR206 beyond what was contemplated at the time of the Original Agreement. The Original Agreement provided that the Company could receive up to $59.5 million upon achievement of certain milestones. The Amended Agreement provides that the Company may receive up to $38.0 million upon achievement of certain milestones, of which $2.0 million has been received to date. In addition, under the Amended Agreement, the Company assigned patents in the Territory to Everest, rather than licensing such patents to Everest, and the SPR741 Option and related provisions have been removed.

The foregoing description of the terms of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2020. The Company intends to seek confidential treatment for certain portions of the Amended Agreement pursuant to a Confidential Treatment Request to be submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPERO THERAPEUTICS, INC.

Date: January 19, 2021	By:	/s/ Tamara Joseph
Tamara Joseph Chief Legal Officer

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